Exhibit 10.2

STOCKHOLDERS AGREEMENT

among

ESSENTIAL PROPERTIES REALTY TRUST, INC.,

ELDRIDGE INDUSTRIES, LLC

and

THE OTHER STOCKHOLDERS FROM TIME TO TIME

PARTY HERETO

Dated as of June 25, 2018

THIS STOCKHOLDERS AGREEMENT (as amended, modified or supplemented in accordance with the terms hereof, this “Agreement”) is entered into as of June 25, 2018, by and among Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), Eldridge Industries, LLC, a Delaware limited liability company (“Eldridge”), and any other stockholders that may from time to time become party hereto (together with Eldridge, collectively, the “Sponsor Stockholders”).

RECITALS

WHEREAS, this Agreement is being made in connection with, among other things, Eldridge’s investment in an aggregate of $125,000,000 in shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and common units of partnership interest in Essential Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), at a price per share and per unit equal to the initial public offering price per share of Common Stock offered to the public pursuant to the initial public offering of the Common Stock; and

WHEREAS, in connection with the consummation of the foregoing transactions, the Company and Eldridge wish to set forth certain understandings and agreements, including with respect to corporate governance matters relating to the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Defined Terms. As used herein, the following terms shall have the meanings as set forth below:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control”, when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, however, that notwithstanding the foregoing, neither the Company nor any of its subsidiaries, including the Operating Partnership, shall be deemed an Affiliate of any of the Sponsor Stockholders, including Eldridge.

“Aggregate Stock Ownership Limit” has the meaning set forth in the Charter.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” have the meanings set forth in the Charter.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the city of New York, New York are obligated by law to close.

“Bylaws” means the Bylaws of the Company, as the same may be amended, modified or restated from time to time.

“Capital Stock” has the meaning set forth in the Charter.

“Charter” means the charter of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Ownership Limit” has the meaning set forth in the Charter.

“Company” has the meaning set forth in the Preamble.

“Eldridge” has the meaning set forth in the Preamble.

“Eldridge Nominees” has the meaning set forth in Section 2.1(a).

“Excepted Holder Limit” has the meaning set forth in the Charter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Increase Request” has the meaning set forth in Section 3.1.

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Exhibit A.

“Nomination Information” has the meaning set forth in Section 2.1(b).

“Nomination Termination Date” has the meaning set forth in Section 2.1(g)(iv).

“NYSE” means the New York Stock Exchange, or successor thereto.

“Operating Partnership” has the meaning set forth in the Recitals.

“Outstanding Voting Power” means the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors.

“Own” means, with respect to shares of Common Stock, actual, beneficial or record ownership of such shares of Common Stock.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“REIT” means a real estate investment trust within the meaning of the Code.

“REIT Status Determination” has the meaning set forth in Section 3.1

“Representatives” of a Person means such Person’s officers or directors (or Persons serving similar functions), employees, members, agents, partners, attorneys, accountants, actuaries, consultants and financial advisors.

“Sponsor Stockholders” has the meaning set forth in the Preamble.

“Supplemental Information Request” has the meaning set forth in Section 3.2.

Section 1.2. Construction. Unless the context requires otherwise, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa. Unless otherwise noted, all references to Articles and Sections refer to articles and sections of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” (except to the extent the context otherwise provides). This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1. Board Nomination Rights.

(a) The Company agrees, to the fullest extent permitted by applicable law (including with respect to any standard of conduct required of directors under Maryland law), to include in the slate of nominees recommended by the Board, or its Nominating and Corporate Governance Committee, for election at any annual or special meeting of stockholders of the Company at which directors are to be elected (or consent in lieu of such a meeting) the individuals designated by Eldridge for election pursuant to this Section 2.1 (each, an “Eldridge Nominee” and collectively, the “Eldridge Nominees”), and to nominate, recommend and use its reasonable best efforts to solicit the vote of stockholders of the Company to elect the Eldridge Nominees (which efforts shall, to the fullest extent permitted by applicable law, include the inclusion in any proxy statement prepared, used, delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting of the recommendation of the Board that the stockholders of the Company vote in favor of the Eldridge Nominee(s)); provided, however, that no such action with respect to a particular Eldridge Nominee shall be required if the Board reasonably determines, after consultation with outside legal counsel, that such Eldridge Nominee has been involved in any of the events enumerated in Items 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Exchange Act, or any comparable successor provision, or is subject to any order, decree or judgment of any governmental authority prohibiting service as a director of any public company, in which case Eldridge shall withdraw the designation of such Eldridge Nominee and shall designate another individual as an Eldridge Nominee, which replacement will also be subject to the requirements of this Section 2.1(a).

(b) For any meeting (or consent in lieu of meeting) of the Company’s stockholders for the purpose of electing directors, among other purposes, the Board, or its Nominating and Corporate Governance Committee, shall not nominate, in the aggregate, a number of nominees greater than the then-current number of director positions on the Board.

(c) Eldridge will take all necessary action to cause each Eldridge Nominee to consent to all reference and background checks and to provide such information (including information necessary to determine such Eldridge Nominee’s independence status as well as information necessary to determine any disclosure obligations of the Company) as the Board, or its Nominating and Corporate Governance Committee, may reasonably request in connection with the Company’s disclosure obligations or in connection with the Company’s legal, regulatory or stock exchange requirements (collectively, the “Nomination Information”), which requests shall be of the same type and scope as the Company requests of all other nominees to the Board.

(d) Eldridge shall provide notice to the Company identifying each such Eldridge Nominee, together with all Nomination Information about such proposed Eldridge Nominee as shall be reasonably requested by the Board, or its Nominating and Corporate Governance Committee, no later than the earlier of (i) fifteen Business Days following the written request of the Company and (ii) the time by which such information is reasonably requested by the Board (or the Nominating and Corporate Governance Committee thereof) to be delivered (which time shall be concurrent with the request for such information from and otherwise consistent with the request for such information from the other nominees). If Eldridge fails to designate all of the Eldridge Nominees it is entitled to designate prior to such time, then the Eldridge Nominee(s) previously designated by Eldridge and then serving on the Board (if any) shall be the proposed Eldridge Nominee(s).

(e) Prior to the Nomination Termination Date, Eldridge shall have the exclusive right to designate a nominee to fill any and all vacancies created by reason of the death, resignation or removal of any Eldridge Nominee, and such nominee will be promptly elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies; provided, however, that no such action with respect to a particular Eldridge Nominee shall be required if the Board reasonably determines, after consultation with outside legal counsel, that such Eldridge Nominee has been involved in any of the events enumerated in Items 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Exchange Act, or any comparable successor provision, or is subject to any order, decree or judgment of any governmental authority prohibiting service as a director of any public company, in which case Eldridge shall withdraw the designation of such Eldridge Nominee and shall designate another individual as an Eldridge Nominee, which replacement will also be subject to the requirements of this Section 2.1(e).

(f) Each Eldridge Nominee serving as a director shall be subject to the policies and requirements of the Company and the Board, including the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, in a manner consistent with the application of such policies and requirements to other members of the Board, and shall be entitled to the same rights, privileges and compensation applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall indemnify, exculpate, and reimburse fees and expenses of the Eldridge Nominees (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the Eldridge Nominees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Charter, the Bylaws, applicable law or otherwise.

(g) The obligations of the Company pursuant to this Section 2.1 shall be subject to the following:

(i) so long as Eldridge and its Affiliates Own, in the aggregate, shares of Common Stock representing at least 15% of the Outstanding Voting Power, the number of Eldridge Nominees which may be designated pursuant to this Section 2.1 shall equal the lowest whole number of directors that is at least 40% of the total number of directors;

(ii) in the event that Eldridge and its Affiliates Own, in the aggregate, shares of Common Stock representing less than 15% but greater than or equal to 10% of the Outstanding Voting Power, the number of Eldridge Nominees which may be designated by Eldridge pursuant to this Section 2.1 shall be equal to the lowest whole number of directors that is at least 25% of the total number of directors;

(iii) in the event that Eldridge and its Affiliates Own, in the aggregate, shares of Common Stock representing less than 10% but greater than or equal to 5% of the Outstanding Voting Power, the number of Eldridge Nominees which may be designated by Eldridge pursuant to this Section 2.1 shall be equal to the lowest whole number of directors that is at least 10% of the total number of directors; and

(iv) all obligations of the Company under this Section 2.1 shall terminate, and Eldridge shall have no further rights to designate any Eldridge Nominees, at such time as Eldridge and its Affiliates shall Own, in the aggregate, shares of Common Stock representing less than 5% of the Outstanding Voting Power (the date of termination of the obligations of the Company under this Section 2.1, the “Nomination Termination Date”).

As of the date of this Agreement, Eldridge has designated Todd J. Gilbert, Anthony D. Minella and Stephen D. Sautel as the initial Eldridge Nominees, and the Company has determined that such Eldridge Nominees satisfy the requirements of this Section 2.1.

Section 2.2. Committee Representation Rights. Until Eldridge and its Affiliates own, in the aggregate, shares of Common Stock representing less than 10% of the Outstanding Voting Power, subject to the satisfaction by the applicable Eldridge Nominee of the independence requirements of the Exchange Act and the requirements to qualify as an “independent director” under the rules of the NYSE and any other requirements or qualifications for directors serving on such committees imposed by the Company’s legal, regulatory or stock exchange requirements, or its corporate governance polices or committee charters generally applicable to directors serving on such committees, the Company shall appoint one Eldridge Nominee then serving on the Board, designated by Eldridge, to serve on each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Eldridge may, but need not, designate a different Eldridge Nominee to serve on each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board and may modify such designations, which shall be promptly effected by the Company.

Section 2.3. Eldridge Consent Rights. In addition to any approval or authorization of the Board or the stockholders of the Company required by law, the Charter or the Bylaws, the prior consent of Eldridge shall be required, until the Nomination Termination Date, to:

(a) Remove any Eldridge Nominee as a director;

(b) Increase the number of directors of the Company;

(c) Amend Section 5.7, Section 5.8 or the last sentence of Article VIII of the Charter;

(d) Amend Section 2(a) or Section 2(b) of Article III, Section 1 of Article IV or the final proviso of Article XIII of the Bylaws; or

(e) Determine that the Company will no longer operate in such a manner as to qualify, or attempt to qualify, as a REIT.

ARTICLE III

OWNERSHIP WAIVER INCREASE

Section 3.1. Request for Increase. If Eldridge requests an increase in its Excepted Holder Limit (any such request, an “Increase Request”), and, if the Board timely makes a Supplemental Information Request (as defined in Section 3.2) and Eldridge provides all requested information, the Company shall increase the Excepted Holder Limit granted to Eldridge within 60 days of receipt of such Increase Request or, if a Supplemental Information Request is timely made in accordance with Section 3.2, within 60 days of receipt of all requested information unless, before such date, the Board, after consultation with nationally-recognized tax counsel, determines (a “REIT Status Determination”) that such an increase to Eldridge’s Excepted Holder Limit could permit five or fewer Persons to Beneficially Own, in the aggregate, more than 49.9% in value of the outstanding Capital Stock (for this purpose, each individual who Beneficially Owns shares of Capital Stock Beneficially Owned by Eldridge shall count as a separate Person, and Eldridge shall not be counted as a Person) or otherwise jeopardize the Company’s ability to qualify as a REIT.

Section 3.2. Supplemental Increase Request. In connection with any Increase Request, the Board may, within 30 days of receipt of any Increase Request, request from Eldridge such information, agreements or representations as are necessary or appropriate, in the sole discretion of the Board, in order for the Board to make a determination as to the Company’s ability to qualify as a REIT (any such request, a “Supplemental Information Request”). Eldridge agrees to fully cooperate with the Board and provide such information and access to its personnel as necessary, in the sole discretion of the Board, for the Board to make such a determination.

ARTICLE IV

REPRESENTATIONS AND COVENANTS

Section 4.1. Organization, Authority and Binding Effect.

(a) The Company is a corporation validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and the Board. This

Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms (except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors’ rights generally and except as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought).

(b) Each Sponsor Stockholder that is an entity is validly existing and in good standing under the laws of its state of formation. Each Sponsor Stockholder has all requisite entity power, capacity and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. For each Sponsor Stockholder that is an entity, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary entity action on the part of each Sponsor Stockholder. This Agreement has been duly executed and delivered by each Sponsor Stockholder party hereto, and constitutes the valid and binding obligation of each Sponsor Stockholder party hereto, enforceable against it in accordance with its terms (except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or limiting creditors’ rights generally and except as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought).

Section 4.2. Cooperation for Tax Purposes. Each Sponsor Stockholder seeking an exemption from the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, or seeking to establish or increase the Excepted Holder Limit shall:

(a) furnish a letter to the Board and/or its Representatives, which letter shall include such information and covenants (including representations as to its Beneficial Ownership, representations as to its ownership interests in other entities, covenants to refrain from obtaining ownership interests in certain entities, and any representations and covenants necessary to avoid the Company being treated as receiving income from a related Person) as the Board deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit will not cause the Company to lose its status as a REIT.

(b) provide the Board and/or its Representatives with access to Representatives of such Sponsor Stockholder, as the Board deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit will not cause the Company to lose its status as a REIT.

(c) provide such representations and undertakings, and cooperate with the Board and its Representatives (i) in such a manner as the Board deems appropriate in order to conclude that granting the exemption and/or establishing or increasing the Excepted Holder Limit will not cause the Company to lose its status as a REIT or (ii) in connection with the issuance of opinions by the Company’s advisors concerning the qualification of the Company as a REIT (including, without limitation, confirmation that the Company is not, by virtue of the ownership of any Tenant by such Sponsor Stockholder, receiving rent from any person related to the REIT within the meaning of Section 856(d)(2)(B) of the Code).

ARTICLE V

MISCELLANEOUS

Section 5.1. Termination. This Agreement shall automatically terminate and be of no further force and effect at the Nomination Termination Date.

Section 5.2. Sponsor Stockholder Actions. Any determination, consent or approval of, or notice or request delivered by, or any other action of, any Sponsor Stockholder shall be made by, and shall be valid and binding upon, all Sponsor Stockholders, if made by Eldridge.

Section 5.3. Further Assurances. Each of the parties hereto agrees that it shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to give effect to the obligations of the parties hereunder, including by executing and delivering such additional documents as may be reasonably necessary or desirable to effectuate this Agreement.

Section 5.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, portable document format (.pdf) or other electronic means shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 5.5. Consents, Designations and Notices. All consents, designations, notices, requests, demands, claims and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered, when transmitted if transmitted by facsimile (with written confirmation of transmission) or electronic mail (read-receipt requested and received), and the Business Day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express). In each case notice shall be sent to:

(a) If to the Company:

Essential Properties Realty Trust, Inc.

47 Hulfish Street

Suite 210

Princeton, New Jersey 08542

Attention:     Peter M. Mavoides

E-mail:         pmavoides@essentialproperties.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention:     J. Gerard Cummins

Facsimile:    (212) 839-5599

E-mail: jcummins@sidley.com

(b) If to the Sponsor Stockholders:

Eldridge Industries, LLC

600 Steamboat Road

Greenwich, CT 06830

Attention:     Legal Department

E-mail:         legal@eldridge.com

Any party hereto may change the address, electronic mail address or facsimile number to which consents, demands, notices, requests, demands, claims, and other communications hereunder are to be delivered by giving each other party hereto notice in the manner herein set forth.

Section 5.6. Governing Law; Judicial Proceedings; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to principles of conflicts of laws thereof. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally submits to the exclusive jurisdiction and venue in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree (a) to consent to the assignment of any proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof); and (b) that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 5.5. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 5.7. Enforcement. Each of the parties hereto acknowledges and agrees that the other parties would be damaged irreparably, and in a manner for which monetary damages would not be an adequate remedy, in the event any of the provisions of this Agreement are not performed in accordance with its specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted as provided in Section 5.6, in addition to any other remedy to which they may be entitled, at law or in equity and that each party hereto agrees to waive any requirements for the securing or posting of any bond or other security in connection with such remedy.

Section 5.8. Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the parties hereto and any party subsequently made a party hereto. Any agreement on the part of a party hereto to any waiver of any obligation of the other parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party hereto of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 5.9. Assignment. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each of the Company and Eldridge.

Section 5.10. Joinder. Upon the transfer of shares of Common Stock from Eldridge or another Sponsor Stockholder to an Affiliate of Eldridge, such Affiliate shall execute a Joinder Agreement to this Agreement. Following such transfer and the execution of a Joinder Agreement, such Affiliate of Eldridge shall be a Sponsor Stockholder pursuant to the terms of this Agreement, with all of the rights, privileges and obligations of a Sponsor Stockholder hereunder and shall be fully bound by, and subject to, all of the covenants, terms and conditions of this Agreement as though an original party hereto.

Section 5.11. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (a) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (b) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (c) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 5.12. Headings and Captions. The headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 5.13. Entire Agreement; Third Party Beneficiaries. This Agreement, as well the terms and conditions of any increased Excepted Holder Limit granted by the Company to Eldridge pursuant to Article III, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates with respect to the subject matter hereof and thereof and (b) is not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the parties hereto and thereto, as the case may be, and their respective successors and permitted assigns.

Section 5.14. Certain Transactions. In the event of any stock split, reverse stock split, stock dividend or distribution, subdivision, or any change in the Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the term “Common Stock” used herein shall be deemed to refer to and include all such dividends and distributions and any other securities into which or for which any or all of such securities may be changed or exchanged or which are received in such transaction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

Essential Properties Realty Trust, Inc.

By:	/s/ Hillary P. Hai
Name: Hillary P. Hai
Title: Senior Vice President and Chief Financial Officer

ELDRIDGE:

Eldridge Industries, LLC

By:	/s/ Todd L. Boehly
Name: Todd L. Boehly
Title: Manager

- Signature Page to Stockholders Agreement – Essential Properties Realty Trust, Inc. -

EXHIBIT A

JOINDER AGREEMENT

Reference is hereby made to the Stockholders Agreement, dated as of                     , 2018 (as amended from time to time, the “Stockholders Agreement”), by and among Essential Properties Realty Trust, Inc., a Maryland corporation, Eldridge Industries, LLC, a Delaware limited liability company, and any other stockholders that may from time to time become party thereto. Pursuant to and in accordance with Section 5.10 of the Stockholders Agreement, the undersigned hereby agrees that, upon the execution of this Joinder Agreement, [he/she/it] shall become a party to the Stockholders Agreement and shall be deemed to be, and treated as, a Sponsor Stockholder pursuant to the terms of the Stockholders Agreement, with all of the rights, privileges and obligations of a Sponsor Stockholder thereunder and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stockholders Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the         day of                                         ,             .

[STOCKHOLDER]

By:
Name:
Title: